Exhibit 99.1

Upbound Group, Inc. Announces New Independent Director Charu Jain

PLANO, Texas—(BUSINESS WIRE)—September 10, 2024—Upbound Group, Inc. (the “Company” or “Upbound”) (NASDAQ: UPBD), a leading provider of technology-driven, flexible leasing solutions for consumers through its operating brands that include Rent-A-Center® and Acima®, today announced that, effective September 10, 2024, Ms. Charu Jain has been appointed to the Upbound Board of Directors (the “Board”) as a new independent director.

Ms. Jain is a senior technology executive with a track record of using technology and innovation to achieve growth and leading successful large-scale digital transformation initiatives. Currently, Ms. Jain serves as the senior vice president of merchandising and innovation at Alaska Air Group, Inc. (“Alaska Air Group”) (NASDAQ: ALK), the holding company for a leading global and regional airline. In her role, Ms. Jain is responsible for driving strategy and execution for both employee and consumer-facing innovation along with taking Alaska Air Group to the next level with merchandising products and services and managing ever evolving airline distribution channels. She also serves as the management lead to the Innovation Committee of the Board of Directors at Alaska Air Group. Ms. Jain joined Alaska Air Group in 2017 as vice president and chief information officer, where she led the technology integration of Virgin America, data center and cloud migration, and mobile tool expansion across the company. Prior to Alaska Air Group, Ms. Jain served in various technology and other leadership roles at companies including IBM, Pacific Gas & Electric, United Airlines and PwC. Ms. Jain holds a Bachelor’s Degree in Economics from Lucknow University, India, and an MBA in International Management at Lake Forest Graduate School of Management, Illinois. With a passion for developing STEM talent, Ms. Jain serves on the University of Washington Foster School of Business Technology Advisory Board and the YearUp Puget Sound Board of Directors. Ms. Jain is a recipient of the Orbie leadership award, which recognizes technology executives for their leadership, innovation, and excellence.

“Charu has extensive experience as a senior leader in delivering technology and digital transformation solutions to drive business results and enhance the customer journey,” said Mitch Fadel, Chief Executive Officer of Upbound. “We are excited to have Charu join our Board and look forward to her insights and contributions to Upbound as we continue to implement technology driven solutions to serve our retail partners and enable our customers to shop when, how and where they want.”

About Upbound Group, Inc.

Upbound (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound is headquartered in Plano, Texas. For additional information about the Company, please visit our website www.Upbound.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “predict,” “continue,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s growth strategies and initiatives and other future growth opportunities. There can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such differences include the risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Jeff Chesnut

SVP Strategy & Corporate Development

972-801-1108

jeff.chesnut@upbound.com